As filed with the Securities and Exchange Commission on August 10, 2012	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMPUTER TASK GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	16-0912632
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

800 Delaware Avenue, Buffalo, New York 14209

(Address of Principal Executive Offices, Including Zip Code)

Computer Task Group, Incorporated

First Employee Stock Purchase Plan

(Full Title of the Plan)

Copy to:

Peter P. Radetich, Esq.	John J. Zak, Esq.
Computer Task Group, Incorporated	Hodgson Russ LLP
800 Delaware Avenue	The Guaranty Building
Buffalo, New York 14209	140 Pearl Street, Suite 100
(716) 882-8000	Buffalo, New York 14202
(716) 856-4000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $.01	250,000	$15.945	$3,986,250	$456.824

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and based upon the average of the reported high and low prices for the shares on NASDAQ composite reporting system on August 7, 2012.

EXPLANATORY NOTE

Reference is made to Registrant’s Registration Statement No. 333-66766 on Form S-8 (the “Preceding Registration”), the contents of which are incorporated in this registration by reference. This registration relates to additional securities of the same class for the same employee benefit plan covered by the Preceding Registration. Pursuant to General Instruction E of Form S-8, in addition to incorporating the contents of the Preceding Registration, this registration includes required opinions and consents, the signature page, and any information not in the Preceding Registration.

Part II

Information Required in the Registration Statement

ITEM 5.	Interests of Named Experts and Counsel

Certain legal matters with respect to the Common Stock being offered hereby have been passed upon by Peter P. Radetich, Senior Vice President, Secretary and General Counsel to the Registrant. As of August 10, 2012, Mr. Radetich beneficially owned Common Stock of the Registrant in an amount equal to less than one percent of the issued and outstanding shares.

ITEM 8.	Exhibits

4.	Computer Task Group, Incorporated First Employee Stock Purchase Plan (Ninth Amendment and Restatement) - incorporated by reference to Exhibit A to the Registrant’s definitive proxy statement, dated April 4, 2012, for its annual meeting of shareholders held on May 9, 2012, as filed with the SEC on April 4, 2012 (File No. 1-9410).

5.	Opinion of Peter P. Radetich, Senior Vice President, Secretary and General Counsel for Registrant as to the legality of securities being registered – filed herewith.

23.	(a) Consent of Peter P. Radetich, Senior Vice President, Secretary and General Counsel – contained in Exhibit 5, filed herewith.

(b) Consent of KPMG LLP – filed herewith.

24.	Power of Attorney – Included in the signature page for this Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on August 10, 2012.

COMPUTER TASK GROUP, INCORPORATED

BY:	/s/ James R. Boldt
James R. Boldt
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(a) Principal Executive Officer

/s/ James R. Boldt	Chairman, Chief Executive Officer and Director	August 10, 2012
James R. Boldt

(b) Principal Financial and Accounting Officer

/s/ Brendan M. Harrington	Senior Vice President and Chief Financial Officer	August 10, 2012
Brendan M. Harrington

(c) Directors

/s/ James R. Boldt		August 10, 2012
James R. Boldt

/s/ Thomas E. Baker		August 10, 2012
Thomas E. Baker

/s/ Randall L. Clark		August 10, 2012
Randall L. Clark

/s/ William D. McGuire		August 10, 2012
William D. McGuire

/s/ John M. Palms		August 10, 2012
John M. Palms

/s/ Daniel J. Sullivan		August 10, 2012
Daniel J. Sullivan

EXHIBIT INDEX

Exhibit No.	Description	Reference

4.	Computer Task Group, Incorporated First Employee Stock Purchase Plan (Ninth Amendment and Restatement)	(1)

5	Opinion of Peter P. Radetich, Senior Vice President, Secretary and General Counsel to Registrant as to legality of securities being registered

23 (a)	Consent of Peter P. Radetich, Senior Vice President, Secretary and General Counsel (included in Exhibit No. 5)

23 (b)	Consent of KPMG LLP

24	Power of Attorney (included on signature page of this registration statement)

(1)	Incorporated by reference to Exhibit A to the Registrant’s definitive Proxy Statement dated April 4, 2012 in connection with the Registrant’s annual meeting of shareholders held on May 9, 2012, as filed with the SEC on April 4, 2012 (File No. 1-9410).